Exhibit 10.4

AMENDMENT TO SALE AND PURCHASE AGREEMENT

This Amendment to the Sale and Purchase Agreement (“Amendment”) is dated as of the 10th day of January, 2008, between CITGO Asphalt Refining Company, a New Jersey general partnership, with offices at 1293 Eldridge Parkway, Houston, Texas 77077 (“Seller”) and NuStar Asphalt Refining LLC, a Delaware limited liability company, with offices at 2330 North Loop 1604 West, San Antonio, Texas 78248 (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Sale and Purchase Agreement dated as of November 5, 2007, as amended (the “Purchase Agreement”);

WHEREAS, all capitalized terms used but not defined herein shall have their respective meanings set forth in the Purchase Agreement; and

WHEREAS, Seller and Buyer desire to modify certain provisions of the Purchase Agreement;

NOW, THEREFORE, Seller and Buyer agree as follows:

1. Amendments.

(a) Section 1.1 of the Purchase Agreement is hereby amended to add the Services and Indemnity Agreement to the definition of “Other Agreements” and such definition now reads as follows “means the Crude Supply Agreement, the Asphalt Sales Agreement, the Transition Services Agreement and the Services and Indemnity Agreement.”

(b) Section 1.1 of the Purchase Agreement is hereby amended to include the following defined term: ““Services and Indemnity Agreement” means the Services and Indemnity Agreement for services to be entered into by and between Buyer and Seller, as of the Effective Time, substantially in the form attached hereto as Exhibit O.” and is hereby attached hereto as Exhibit A.

(c) Section 3.8(a) of the Seller Disclosure Schedule of the Purchase Agreement regarding Material Contracts is hereby amended and replaced with Exhibit B attached hereto.

(d) Section 3.8(b) of the Seller Disclosure Schedule of the Purchase Agreement regarding Material Contracts is hereby amended and replaced with Exhibit C attached hereto.

(e) Section 3.21 of the Seller Disclosure Schedule of the Purchase Agreement regarding insurance is hereby amended and replaced with Exhibit D attached hereto.

(f) Section 3.22 of the Seller Disclosure Schedule of the Purchase Agreement regarding Assumed Contracts is hereby amended and replaced with Exhibit E attached hereto.

(g) Schedule 2.4(a) of the Purchase Agreement regarding Seller third person consents and authorizations is hereby amended and replaced with Exhibit F attached hereto.

(h) Schedule 2.5 of the Purchase Agreement regarding Inventory valuation is hereby amended and replaced with Exhibit G attached hereto.

(i) Section 2.6(h) of the Purchase Agreement regarding Excluded Assets — non-banking deposits, prepaid expenses, refunds and offset rights is hereby amended and replaced with Exhibit H attached hereto.

(j) Schedule 2.6(i) of the Purchase Agreement regarding Excluded Assets is hereby amended and replaced with Exhibit I attached hereto.

(k) Schedule 2.7(c) of the Purchase Agreement regarding Specific Retained Obligations is hereby amended and replaced with Exhibit J attached hereto.

(l) Schedule 8.3(g) of the Purchase Agreement regarding necessary third person consents and authorizations is hereby amended and replaced with Exhibit K attached hereto.

2. Miscellaneous.

(a) Except as expressly set forth herein, the Purchase Agreement shall remain in full force and effect and is hereby in all respects ratified and confirmed.

(b) The Purchase Agreement, as amended by this Amendment, sets forth the entire understanding of Seller and Buyer with respect to the subject matter thereof and hereof.

(c) This Amendment shall be governed by and construed under the laws of the State of Texas applicable to agreements made and to be performed entirely within the State of Texas, without giving effect to any of its principles of conflicts of laws which would require the application of the laws of another jurisdiction.

(d) This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

(e) For purposes of Section 10.2(c)(i) of the Purchase Agreement, the parties hereto agree that any Losses Buyer suffers or incurs as a result of any matters disclosed in the amendments to the Seller Disclosure Schedule of the Purchase Agreement made pursuant to Section 1(c), (d), (e) and (f) of this Amendment shall constitute Permitted Schedule Update Losses.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

CITGO ASPHALT REFINING COMPANY

By:	CITGO PETROLEUM CORPORATION, General Partner

By:	/s/ Philip J. Reedy

Name:	Philip J. Reedy
Title:	Vice President, Finance

By:	CITGO East Coast Oil Corporation, General Partner

By:	/s/ Dean M. Hasseman

Name:	Dean M. Hasseman
Title:	Assistant Secretary

NUSTAR ASPHALT REFINING, LLC

By:	/s/ Curtis V. Anastasio

Name:	Curtis V. Anastasio
Title:	President & CEO